                                                                     Exhibt 99.1


       THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. SOME FACTORS THAT COULD CAUSE
      ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE: BUSINESS CONDITIONS AND GROWTH IN THE CONTRACT MANUFACTURING INDUSTRY AND THE GENERAL ECONOMY;
       VARIABILITY OF OPERATING RESULTS; DEPENDENCE ON A LIMITED NUMBER OF
      CUSTOMERS; LIMITED AVAILABILITY OF COMPONENTS; DEPENDENCE ON CERTAIN
           INDUSTRIES; VARIABILITY OF CUSTOMER REQUIREMENTS; AND OTHER
                  RISK FACTORS DESCRIBED IN THE COMPANY'S MOST
               RECENTLY FILED SEC DOCUMENTS SUCH AS THE FORM 8-K,
                                 FILED 5/10/00.




            JABIL CIRCUIT REPORTS RECORD QUARTERLY AND FISCAL RESULTS

                     QUARTERLY EARNINGS INCREASE 71 PERCENT


St. Petersburg, FL - September 19, 2000. Jabil Circuit, Inc. (NYSE: JBL), electronics manufacturing services provider, today reported record earnings for its fourth fiscal quarter and the fiscal year ended August 31, 2000. Revenue for the fourth quarter of fiscal 2000 increased 77 percent and revenue for the fiscal year increased 59 percent compared to the same periods of fiscal 1999.

FISCAL FOURTH QUARTER 2000

Revenue for the fourth fiscal quarter of 2000 increased 77 percent to $1.1 billion compared to $602.3 million for the same period of fiscal 1999. Net income increased 73 percent to $47 million, compared to $27.2 million for the same period of fiscal 1999. Earnings per share increased 71 percent to $0.24, compared to fiscal 1999 fourth quarter of $0.14. (This excludes the impact of an acquisition charge of $7.0 million or $0.04 per diluted share recorded in the fourth quarter of fiscal 1999.)

FISCAL YEAR 2000

Fiscal year revenues increased 59 percent to $3.6 billion, compared to $2.2 billion in fiscal 1999. Operating income for fiscal year 2000 increased 49 percent to $218.1 million, compared to $146.5 million for fiscal year 1999.

Net income increased 58 percent to $150.8 million, compared with net income of $95.4 million. Fiscal year earnings per share increased 47 percent to $0.80 per share compared to $0.55 per share for fiscal 1999. (All fiscal 1999 data excludes a one-time acquisition-related charge of $10.6 million or $0.06 per diluted share. All fiscal 2000 data excludes a one-time acquisition-related charge of $5.2 million, or $0.02 per diluted share.)

Jabil Circuit President Tim Main said, "We are pleased to report record fourth quarter and fiscal 2000 results. These results were made possible through the dedication of our employees who continue to deliver world-class results in a high-growth environment. We applaud their efforts."

                                    (M O R E)

4Q 00 RESULTS RELEASE -- ADD ONE




INCOME STATEMENT -- SEQUENTIAL TREND HIGHLIGHTS

         o Fourth-quarter revenue grew by 10 percent over the prior quarter.

         o Gross margin increased to 10 percent of revenue, reflecting an increase in manufacturing-based revenue, offset in part by start-up costs in greenfield locations.

         o Operating income increased from $58.4 million to $64.5 million or 6.1 percent of revenue

         o Net income after taxes was $47.0 million or 4.4 percent of revenues.

         o EPS of $0.24 on an average 197.5 million shares during the period, fully diluted.

BALANCE SHEET -- SEQUENTIAL TREND HIGHLIGHTS

         o Accounts receivables increased by $86 million to $523 million in the 4th quarter compared to $437 million in the 3rd quarter. Calculated DSO was 44 days, while collection experience was 40 days.

         o Inventories increased by $68 million in the quarter to $478 million, compared to $410 million at the end of May. On a forward basis, inventory turns were 9, consistent with the previous quarter.

         o        Debt to capitalization ratio was 3 percent.

         o        Average return on assets was 10.8 percent.

         o        Average return on equity of 19.2 percent.


BUSINESS OUTLOOK (NOTE: THE FOLLOWING STATEMENTS ARE FORWARD LOOKING; ACTUAL RESULTS MAY DIFFER MATERIALLY.)

The Company's current production outlook positions fiscal 2001 for 50 percent revenue growth and 50 percent operating income growth. This outlook is significantly above the Company's historical goals, reflecting new business and increased production schedules in several business sectors. During the quarter, the company announced the establishment of new manufacturing relationships with Redback Networks, Sycamore, Kestral, JetStream and Adtran. "The overall business fundamentals are robust. We are well positioned to capitalize on growth opportunities with a comprehensive set of services, a strong global footprint and great employees around the world. We look forward to producing outstanding results for our customers and shareholders in Fiscal 2001," Main said.


                                    (M O R E)

4Q 00 RESULTS RELEASE -- ADD TWO


The Company also announced the promotion of Timothy L. Main to Chief Executive Officer. Main will remain President, a title he's held since January 1999. "The Jabil Board of Directors believe this is the perfect opportunity to acknowledge the role that Tim has earned. Over the past year, Tim has continued to assume a broad range of chief executive roles, so we view this shift in title as a formality," said William D. Morean, Chairman. "We are confident that Tim and his management team will continue to provide the leadership needed for Jabil's continued success in the growing electronic manufacturing services industry," he said. Morean will continue his work with the company, serving as Chairman of the Jabil Board of Directors and participating with customer relationships. Morean will also play an integral role in strategic planning and advising key business development and operations officers.

Jabil Circuit, Inc. is an electronic manufacturing services provider for international electronics companies in the communications, personal computer, peripheral, consumer and automotive markets. Jabil offers circuit design, board design from schematic, prototype assembly, volume board assembly, system assembly, repair and warranty services from facilities in the North America, Latin America, Europe and Asia. Further information about Jabil can be found on the World Wide Web at http://www.jabil.com.

                                       # #



Statement of operations and balance sheet data for Q4 and FY00 attached.

                      JABIL CIRCUIT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                          August 31,             August 31,
                                                            2000                    1999
                                                        -----------             -----------
 ASSETS
 Current assets
   Cash and cash equivalents                            $   337,602             $   125,949
   Short-term investments                                        --                  27,176
   Accounts receivable - Net                                523,096                 261,078
   Inventories                                              477,548                 217,840
   Prepaid expenses and other current assets                 30,984                  15,174
   Deferred income taxes                                     18,040                  13,896
                                                        -----------             -----------

         Total current assets                             1,387,270                 661,113

 Property, plant and equipment, net                         587,494                 353,522
 Other assets                                                43,428                  20,786
                                                        -----------             -----------
                                                        $ 2,018,192             $ 1,035,421
                                                        ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
   Current installments of long term debt               $     8,333             $    10,989
   Short-term debt                                               --                  21,501
   Accounts payable                                         594,111                 300,093
   Accrued expenses                                          72,261                  59,186
   Income taxes payable                                      17,270                  20,511
                                                        -----------             -----------

         Total current liabilities                          691,975                 412,280

 Long term debt, less current installments                   25,000                  33,333
 Deferred income taxes                                       28,112                  10,199
 Deferred grant revenue                                       2,922                   1,798
                                                        -----------             -----------

         Total liabilities                                  748,009                 457,610
                                                        -----------             -----------
 Stockholders' equity
   Common stock                                                 190                     175
   Additional paid in capital                               843,784                 296,688
   Retained earnings                                        426,814                 281,166
   Cumulative translation adjustment                           (605)                   (218)
                                                        -----------             -----------

         Total stockholders' equity                       1,270,183                 577,811
                                                        -----------             -----------
                                                        $ 2,018,192             $ 1,035,421
                                                        ===========             ===========


                      JABIL CIRCUIT, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except for per share data)

                                                    Three months ended                      Year ended
                                               -----------------------------       -----------------------------
                                                August 31,        August 31,        August 31,       August 31,
                                                   2000              1999              2000              1999
                                               -----------       -----------       -----------       -----------
Net revenue                                    $ 1,065,088       $   602,335       $ 3,558,321       $ 2,238,391
  Cost of revenue                                  958,751           535,365         3,199,972         1,992,803
                                               -----------       -----------       -----------       -----------
Gross profit                                       106,337            66,970           358,349           245,588
Operating expenses:
  Selling, general and administrative               39,727            25,836           132,717            92,015
  Research and development                           1,312             1,587             4,839             5,863
  Amortization of intangibles                          765               287             2,724             1,225
  Acquisition-related charge                            --             7,030             5,153             7,030
  Goodwill write-off                                    --                --                --             3,578
                                               -----------       -----------       -----------       -----------
Operating income                                    64,533            32,230           212,916           135,877
  Interest income                                   (5,354)           (2,307)           (7,385)           (4,536)
  Interest expense                                   1,707             1,413             7,605             7,110
                                               -----------       -----------       -----------       -----------
Income before income taxes                          68,180            33,124           212,696           133,303
  Income tax expense                                21,129            12,956            67,048            48,484
                                               -----------       -----------       -----------       -----------
Net income                                     $    47,051       $    20,168       $   145,648       $    84,819
                                               ===========       ===========       ===========       ===========
Earnings per share:
Basic                                          $      0.25       $      0.12       $      0.81       $      0.51
                                               ===========       ===========       ===========       ===========
Diluted                                        $      0.24       $      0.11       $      0.78       $      0.49
                                               ===========       ===========       ===========       ===========

Common shares used in the calculations of
  earnings per share:
Basic                                              188,918           174,562           179,032           166,754
                                               ===========       ===========       ===========       ===========
Diluted                                            197,536           182,586           187,448           174,334
                                               ===========       ===========       ===========       ===========


